As filed with the Securities and Exchange Commission on June 29, 2010
Registration No. 333-46520

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Analog Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2348234
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Technology Way, Norwood, MA	02062-9106
(Address of principal executive offices)	(Zip Code)
Analog Devices, Inc.
1992 Employee Stock Purchase Plan
(Full Title of the Plan)
Margaret K. Seif
One Technology Way
Norwood, MA 02062
(Name and Address of Agent For Service)
(781) 329-4700
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES
     Pursuant to the undertakings made by Analog Devices, Inc. (the “Company”) in the Registration Statement on Form S-8 (File No. 33-46520) (the “Registration Statement”) filed in connection with the Company’s 1992 Employee Stock Purchase Plan (the “ESPP”), this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the remaining 717,086 unsold shares of common stock of the Company, $0.16 2/3 par value per share, offered under the ESPP. The ESPP was terminated by the Board of Directors of the Company on June 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwood, Massachusetts, on this 29th day of June, 2010.

ANALOG DEVICES, INC.
By:	/s/ Jerald G. Fishman
Jerald G. Fishman
President and Chief Executive Officer (Principal Executive Officer)